                           COMPANIA MINERA GRIBIPE, S.A.


                                                                April 24, 1998


Zamora Gold Corp.
Suite 3000
370 Seventeenth Street
Denver, CO
USA  80202

ATTENTION:  MR. MICHAEL B. RICHINGS

                      RE:  PRIVATE PLACEMENT OF COMMON SHARES

          Compania Minera Gribipe, S.A. ("Gribipe") hereby offers, subject to the terms and conditions set forth herein, to sell to a wholly-owned Ecuadorian subsidiary of Zamora Gold Corp. ("Zamora") the 48.33% indirect interest in the Mina Real and Mina Real 1 concessions and 75% interest of Gribipe in the Nambija 1 concession (collectively, the "Concession Interests"), free and clear of all charges and encumbrances, for an aggregate price of Cdn$7,900,000 payable by the issuance to Gribipe of 39,500,000 common shares (the "Shares") and 4,000,000 common share purchase warrants (the "Warrants") as follows:

     (a) for Gribipe's 48.33% interest in the Mina Real and Mina Real 1 concessions represented by 9,999,999 common shares and 4,500,000 preferred "A" shares (collectively, the "Minreal Shares") of Minera Real Minreal S.A. ("Minreal") and 50% joint venture interest (the "Mina Real Joint Venture Interest") under the joint venture between Gribipe and Comcumaysa Compania Minera Cumay del Ecuador S.A. ("Comcumaysa") as assignee of Yorkton Securities Inc. (collectively, the "Mina Real Concession Interests"), the purchase price shall be Cdn$3,400,000 payable by the issuance to Gribipe of 17,000,000 Shares and 1,721,520 Warrants; and

     (b) for Gribipe's 75% interest (the "Nambija Concession Interest") in the Nambija 1 concession (the "Nambija Concession"), the purchase price shall be Cdn$4,500,000 payable by the issuance to Gribipe of 22,500,000 Shares and 2,278,480 Warrants.

          The terms and conditions of Gribipe's offer are as follows:

1. Each Warrant will entitle Gribipe to purchase one common share in the capital of Zamora at an exercise price of Cdn$0.20 per share. The Warrants will be non-transferrable, except to an entity which is controlled by the same parties which as of the date hereof control Gribipe. Up to 50% of the Warrants shall be exercisable not later than 12 months after the Closing Date (as defined below) and the balance shall be exercisable not later than 24 months after the Closing Date.

     If at any time while the Warrants are outstanding, there shall be any increase or decrease in the number of issued and outstanding common shares of Zamora through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or a change of common shares, then on any such event appropriate adjustment shall be made in the number of Warrants and the exercise price thereof so that the same percentage of Zamora's issued and outstanding common shares shall remain subject to purchase at the same aggregate exercise price.

2. The completion and closing of the transactions contemplated herein (the "Closing") will take place at the offices of Zamora at 3000 - 370 Seventeenth Street, Denver, Colorado, USA 80202 on the first business day following Zamora's 1998 annual general meeting of shareholders or at such place or on such other date as is mutually agreed upon by Zamora and Gribipe (the "Closing Date"), provided that the Closing shall take place no earlier than May 29, 1998 and no later than June 29, 1998.

3. Zamora and Gribipe will negotiate in good faith all final documentation, conveyances, transfers, deeds and agreements necessary to consummate the transactions described herein.

4. Gribipe will ensure that Zamora and its representatives have full access to all available information and documentation relating to the Concession Interests as reasonably requested by Zamora. Gribipe shall deliver to Zamora a copy of all material contracts and documentation relating to the Concession Interests.

5. Zamora shall ensure that Gribipe and its representatives have full access to all available information and documentation relating to Zamora, its subsidiaries and its mining properties and concessions as reasonably requested by Gribipe.

6. The obligations of Gribipe hereunder are subject to satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived by Gribipe in its discretion:

     (a) Gribipe and Vista Gold Corp. ("Vista Gold") shall, not later than the last business day prior to Zamora's 1998 annual general meeting, have entered into an agreement (the "Shareholders Agreement"), subject to completion of the transactions contemplated herein, relating to their respective shareholdings in Zamora, which shall include the following provisions:

           (i) for so long as Gribipe and Vista Gold each hold greater than 20% of the outstanding common shares of Zamora, the Board of Directors of Zamora will consist of five persons, of which three will be nominated by Gribipe, one will be nominated by Vista Gold and one will be independent of and will be nominated by both Gribipe and Vista Gold;

          (ii) Vista Gold and Gribipe will each agree to vote their common shares at any meeting of the shareholders of Zamora at which directors are to be elected in favour of the nominees described in subparagraph (i);

         (iii) Vista Gold and Gribipe will cause their respective nominees on the Board of Directors of Zamora to appoint Estefano Isaias Dassum ("Isaias"), or such other person as may be designated by Isaias, as President of Zamora;

          (iv) Vista Gold will vote its common shares at the 1998 annual general meeting of the shareholders of Zamora in favour of an ordinary resolution approving the transactions contemplated herein and in favour of a special resolution continuing Zamora from the Province of British Columbia to the Yukon Territory;

           (v) Vista Gold and Gribipe will each grant to the other a right of first refusal over its common shares in Zamora under which each will have the right to acquire the other's common shares on the same terms as any BONA FIDE third party offer for those shares;

          (vi) Vista Gold and Gribipe each will agree with the other that it will not subscribe for or purchase any common shares of Zamora or options, warrants or securities convertible into common shares unless the other is given an equivalent right to subscribe for the same number of common shares or options, warrants or securities convertible into common shares on the same terms, except that Gribipe may exercise the Warrants without giving Vista Gold an equivalent right to subscribe for the same number of common shares as may be purchased through the exercise of the Warrants;

         (vii) except with the written consent of the other, neither Gribipe nor Vista Gold may assign its respective rights, benefits, obligations or liabilities under the Shareholders Agreement;

        (viii) forthwith after the Closing Date, Gribipe will use its reasonable efforts to cause the common shares of Zamora to become listed on the Vancouver Stock Exchange ("VSE") within 12 months following the Closing Date; and

          (ix) the Shareholders Agreement will remain in effect until either Gribipe or Vista Gold ceases to hold more than 20% of the outstanding common shares of Zamora or five years following the Closing Date, whichever occurs first;

     (b) Vista Gold and Zamora shall have entered into an agreement (the "Management Services Agreement") under which Vista Gold will continue to provide management, technical and administrative services to Zamora for a period of 12 months following the Closing Date for which Vista Gold will be reimbursed at its cost;

     (c) the execution and delivery of all necessary documentation in a form and content satisfactory to Gribipe acting reasonably including, without limitation, the Shareholders Agreement and the Management Services Agreement;

     (d) the receipt by Gribipe at the Closing of an opinion of counsel to Zamora in form and content satisfactory to Gribipe, acting reasonably, with respect to the allotment and issuance of the Shares and Warrants as contemplated herein, the matters set forth in paragraphs 10(a),
          (b), (c), (d), (e), (g), (h), (i) and (j) below, the legality and binding effect of the agreement between Vista Gold and Zamora referred to in paragraph 6(i) below, and such other matters as may reasonably be requested by Gribipe;

     (e) completion by Gribipe to its satisfaction in its sole discretion of all due diligence investigations and examinations with respect to Zamora;

     (f) the Board of Directors of Zamora shall have granted to Isaias non-transferable options ("Options") to acquire 2,000,000 common shares of Zamora at an exercise price equal to the closing price on the Canadian Dealing Network on the business day prior to the Closing Date. The option will be exercisable for a period of 36 months following the Closing Date and will have such other terms and conditions as are stipulated under Zamora's stock option plan;

     (g) no material adverse change in the mining laws or regulations of Ecuador applicable to the Concession Interests shall have occurred prior to the Closing Date;

     (h) the representations and warranties of Zamora set forth in paragraph 10 shall be true and correct in all material respects as at the Closing Date; and

     (i) Vista Gold and Zamora shall have entered into an agreement to convert Zamora's outstanding indebtedness to Vista Gold in the amount of Cdn$1,300,000 into 6,500,000 common shares of Zamora and Zamora will have received all necessary regulatory and other approvals therefor.

7. The obligations of Zamora hereunder are subject to satisfaction of the following conditions on or prior to the Closing Date, any of which may be waived by Zamora in its discretion:

     (a) completion by Zamora to its satisfaction of all due diligence investigations and examinations with respect to the Concession Interests and Gribipe's ownership thereof;

     (b) receipt by Zamora of all necessary regulatory and shareholder approvals including, without limitation, approval of the Canadian Dealing Network and approval of shareholders of Zamora in accordance with Ontario Securities Commission Policy 5.2;

     (c) receipt by Zamora of evidence satisfactory to it with respect to the termination by Gribipe of the joint venture interest of Northfield Minerals Ltd. in the Nambija Concession;

     (d) the representations and warranties of Gribipe set forth in paragraph 9 hereof shall be true and correct in all material respects as at the Closing Date;

     (e) receipt by Zamora of evidence satisfactory to it that all necessary consents of third parties have been received by Gribipe with respect to the transfer and conveyance of Gribipe's interest in the Concession Interests to Zamora as contemplated herein;

     (f) no material adverse change in, or loss or destruction of, the Concession Interests shall have occurred prior to the Closing Date;

     (g) no material adverse change in the mining laws or regulations of Ecuador applicable to the Concession Interests shall have occurred prior to the Closing Date;

     (h) the representations and warranties of Gribipe set forth in paragraph 9 shall be true and correct in all material respects as at the Closing Date; and

     (i) the execution and delivery of all necessary documentation in a form and content satisfactory to Zamora acting reasonably including, without limitation, the Shareholders Agreement.

8. The transactions contemplated by and the terms and conditions shall be kept confidential by the parties hereto and shall not be disclosed by either Zamora or Gribipe or any of their affiliates and associates without the prior consent of the other party, except as may otherwise be required by law or the policies or rules of any applicable stock exchange or regulatory authority. From the date hereof, the parties hereto shall hold and shall cause their representatives to hold in confidence this Agreement, all matters relating hereto, and all confidential data and information (collectively, "Confidential Information") obtained with respect to the other party or its business, except such Confidential Information which is published, is a matter of public record, is compelled by legal process or is otherwise required to be disclosed by law or by the policies or rules of any applicable stock exchange or regulatory authority. In the event that this Agreement is terminated without consummation of the transactions contemplated hereby, each party shall promptly return to the other any documents evidencing or containing Confidential Information obtained in connection with this Agreement and shall not retain any copies thereof. All Confidential Information shall be used solely for the purpose of completing the transactions contemplated hereby.

9. Gribipe represents and warrants to and covenants in favour of Zamora as follows and acknowledges that Zamora is relying upon the following representations, warranties and covenants in its agreement hereunder to purchase the Concession Interests:

     (a) Gribipe is a duly incorporated and validly existing corporation in good standing under the laws of Ecuador and has the corporate power and capacity to carry out the transactions contemplated by this Agreement;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorised by all necessary corporate action on the part of Gribipe including, without limitation, all necessary authorisations and approvals of Gribipe's Board of Directors and its shareholders, and this Agreement and all related documents and instruments to be executed and delivered by Gribipe in order to transfer and convey its title to and ownership interests in the Concession Interests to Zamora in accordance with this Agreement are or, as at the Closing Date will, constitute legal, valid and binding obligations of Gribipe and enforceable against Gribipe in accordance with their respective terms;

     (c) the execution and delivery of this Agreement by Gribipe does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with, or result in a breach or violation of the constituent documents of Gribipe; (ii) conflict with, or result in a default under, any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Gribipe is a party, pursuant to which Gribipe otherwise receives benefits, or to which any of the property of Gribipe is subject; (iii) conflict with, or result in a violation of any law, order, regulation, judgment, license, order or decree applicable to Gribipe; or (iv) result in a termination or any impairment of the license, franchise, contractual right or other authorization of Gribipe;

     (d) as at the Closing Date, Gribipe will beneficially own and will have good and marketable title to the Minreal Shares, the Mina Real Joint Venture Interest and the Nambija Concession Interest free and clear of all liens, charges and encumbrances;

     (e) as at the Closing Date, all taxes, rates, assessments and charges levied against or in respect of the Concession Interests or Gribipe's title to and ownership interest therein will have been timely paid and all necessary tax and information returns related thereto will have been timely and properly filed with the appropriate tax authorities;

     (f) except as disclosed in writing to Zamora, there are no overriding royalties, net profits interests, working interests or any other similar royalty or other interest on or in relation to any of the Concession Interests or Gribipe's interests therein;

     (g) the Nambija Concession was properly located, all required location and validation work was properly performed and location notices and certificates were properly recorded and filed with all necessary or appropriate governmental agencies;

     (h) all assessment work, tax payments and renewals required to hold the Nambija Concession has been performed or paid;

     (i) Gribipe is acquiring the Shares for its own account and not with a view to any resale, distribution or other disposition thereof in violation of any applicable securities laws;

     (j) Gribipe will execute and deliver all documentation as may be required by all applicable regulatory authorities in order to permit the transactions described in this agreement and will comply with all applicable hold periods and other resale restrictions as are prescribed by applicable securities legislation; and

     (k) Gribipe shall contribute to Zamora, through the exercise of Warrants or such other means as is acceptable to Zamora, the working capital required to meet the minimum unallocated working capital requirements for listing on the VSE, provided that such contribution shall not exceed Cdn$100,000.

10. Zamora Gold and Vista Gold represent and warrant to and covenant in favour of Gribipe as follows and acknowledges that Gribipe is relying upon the following representations, warranties and covenants in entering into this
     Agreement:

     (a) Zamora and each of its subsidiaries listed in Schedule "A" has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation and is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property;

     (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been or, as at the Closing Date, will be duly authorised by all necessary corporate action on the part of Zamora, including, without limitation, all necessary authorisations and approvals of Zamora's Board of Directors and its shareholders, and this Agreement and all related documents and instruments to be executed and delivered by Zamora in accordance with this Agreement are or, as at the Closing Date, will constitute legal, valid and binding obligations of Zamora and enforceable against Zamora in accordance with their respective terms;

     (c) the execution and delivery of this Agreement by Zamora does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with, or result in a breach or violation of the constituent documents of Zamora or any of its subsidiaries; (ii) conflict with, or result in a default under, any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Zamora or any of its subsidiaries is a party, pursuant to which Zamora or any of its subsidiaries otherwise receives benefits, or to which any of the property of Zamora or any of its subsidiaries is subject;
          (iii) conflict with, or result in a violation of any law, order regulation, judgment, license, order or decree applicable to Zamora or any of its subsidiaries; or (iv) result in a termination or any impairment of any license, franchise, contractual right or other authorization of Zamora or any of its subsidiaries;

     (d) Zamora is a reporting issuer under the laws of the province of Ontario and is in compliance with its obligations under the SECURITIES ACT (Ontario) and the rules and regulations thereunder;

     (e) each of the subsidiaries of Zamora listed in Schedule "A" owns the interests in the mining concessions described in Schedule "B";

     (f) the audited consolidated financial statements of Zamora for the years ended December 31, 1997 and 1996 are true and correct in all material respects, fairly reflect in all material respects the financial condition of Zamora and its subsidiaries as at the date hereof and the results of Zamora and its subsidiaries for the period then ended, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and with all applicable laws, regulations, policy statements and rules, and, since the date of such consolidated financial statements, there has been no material adverse change in the financial condition, business or affairs of Zamora, except as disclosed in writing by Zamora to Gribipe prior to the date hereof;

     (g) there are no actions, suits, proceedings or investigations, whether on behalf of or against Zamora or its subsidiaries pending or, to the knowledge of Zamora or its subsidiaries, threatened against or affecting Zamora or its subsidiaries at law or in equity, before any court or before or by any federal, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign;

     (h) the outstanding common shares in the capital of Zamora are listed and posted for trading on The Canadian Dealing Network;

     (i) as of the Closing Date, Zamora will have taken all steps necessary to obtain the consent of The Canadian Dealing Network and to comply with all other regulatory requirements applicable to the transactions described herein;

     (j) the authorised capital of Zamora consists of an unlimited number of common shares without par value, of which 22,601,637 are issued and outstanding as fully paid and non-assessable shares;

     (k) other than the holders of options (the "Outstanding Options") granted to directors, officers and employees of Zamora to purchase an aggregate of 1,120,000 common shares upon the exercise thereof, no person has any right, agreement or option, present or future, contingent or absolute, for the issue or allotment of any common shares in the capital of Zamora or any other security convertible into or exchangeable for any such shares, other than as described in this Agreement or disclosed by Zamora to Gribipe;

     (l) Zamora will cancel the Outstanding Options, other than options to acquire 450,000 common shares which are held by former employees of Zamora, prior to the Closing Date;

     (m) there are no dividends or distributions which have been declared by Zamora or any of its subsidiaries which remain unpaid;

     (n) the business of Zamora and its subsidiaries is now and has been conducted in material compliance with all applicable laws, rules, ordinances and regulations of any governmental authority, including, without limitation, environmental laws;

     (o) the statutory records, including the share register and minute books of Zamora and its subsidiaries: (i) fully reflect all issues, transfers and redemptions of the shares of such companies; (ii) correctly show as at the date hereof and will correctly show as at the

          Closing Date the total number of shares in the capital of such companies issued and outstanding, the charter or other organizational documents and all amendments thereto, and the by-laws as amended and currently in force; and (iii) are correct and complete in all material respects;

     (p) all funds contributed by Gribipe pursuant to paragraph 9(k) above will be attributed to Zamora's unallocated working capital;

     (q) Zamora and its subsidiaries have duly filed all material Tax Returns (as defined below), and all returns and reports of all other governmental bodies having jurisdiction with respect to Taxes (as defined below), imposed on it, or on its operations or employee benefit plans or trusts, all such Tax Returns were complete and accurate when filed, and all Taxes payable by Zamora or its subsidiaries have been paid to the extent that such Taxes have become due. The Tax Returns of Zamora and its subsidiaries are not currently under audit by any authority or other administrative body or court. There is not now any examination of the income tax returns of Zamora or its subsidiaries pending, or any proposed deficiencies or assessments against Zamora or its subsidiaries of additional Taxes of any kind. As used herein, (i) the term "Tax" shall include any tax or similar governmental charge, assessment or levy, together with any related penalties, fines, additions to tax or interest imposed by any federal, provincial, local or foreign government or subdivision; and
          (ii) the term "Tax Return" shall mean any return, report, statement, schedule, or form to be filed with any governmental authority relating to any Tax;

     (r) except as disclosed by Zamora to Gribipe in writing prior to the date hereof, there are no contracts of Zamora or its subsidiaries which involve consideration in excess of the equivalent of Cdn$100,000 or have a term of one year or more. Neither Zamora nor any of its subsidiaries is in material default under any such contract, no condition exists or has occurred which with the giving of notice or the lapse of time or both, would constitute a material default by Zamora or any subsidiary under any such contracts, and all such contracts are valid and enforceable in accordance with their terms. No material default by any other party to any such contract is known or claimed by Zamora or any of its subsidiaries;

     (s) neither Zamora nor any of its subsidiaries is a party to any collective bargaining agreement or any kind with any unit or labour organization; and

     (t) Zamora and each of its subsidiaries: (i) possess all material certificates, licenses, permits, approval and other authorizations from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of the businesses presently conducted; (ii) are not in violation of any provisions thereof; and (iii) have duly completed and filed all filing, reports and notifications in connection therewith.

11. Zamora hereby covenants and agrees that between the date of this Agreement and the Closing Date, except with the prior consent of Gribipe:

     (a) the business of Zamora and its subsidiaries shall be conducted only in the ordinary course and consistent with past practice;

     (b) neither Zamora nor any of its subsidiaries shall materially alter its organization, capitalization, or financial structure, practices or operations;

     (c) no increase shall be made in the compensation or employee benefits paid or payable to any director, officer, employee or agent of Zamora or any of its subsidiaries, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices;

     (d) neither Zamora nor any of its subsidiaries shall enter into any material contract, agreement or other arrangement; and

     (e) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of Zamora y or any of its subsidiaries.

12. In the event that between the date hereof and the Closing Date Gribipe makes any payments due by Gribipe as a result of the purchase of the Nambija Concession Interest (total payments of $75,000 being due in June 1998 and $28,330 each month thereafter), the purchase price of the Concession Interests shall be increased by the amount of such payments expressed in Canadian dollars, and on the Closing Date Gribipe shall be issued additional common shares in a number equal to the quotient resulting from the division of the aggregate of all such payments expressed in Canadian dollars by Cdn$0.20.

13. If Gribipe, with the prior approval of Zamora, advances any payments between the date hereof and the Closing Date due by Comcumaysa as a result of the purchase of the mill plant owned by Comcumaysa or, with the prior approval of Zamora, advances any other payments on behalf of Zamora or any of its subsidiaries, the aggregate of all such payments shall be deemed a loan by Gribipe to Zamora and (i) after the Closing Gribipe shall receive a credit for the total of all such payments upon exercise of any Warrants or
     (ii) in the event that the transactions contemplated hereby are not consummated, Zamora shall repay the aggregate of all such payments to Gribipe on June 29, 1998.

14. In the event that between the date hereof and the Closing Date, Vista Gold makes any payments to or on behalf of Zamora, on the Closing Date Vista Gold shall be issued additional common shares in a number equal to the quotient resulting from the division of the aggregate of all such payments expressed in Canadian dollars by Cdn$0.20.

15. The representations, warranties, and covenants of the parties herein contained shall be deemed to be made on the date hereof and on the Closing Date and shall survive the Closing and consummation of the transaction contemplated herein.

16. Neither Gribipe nor Zamora may assign its respective rights, benefits, obligations or liabilities under this Agreement without the written consent of the other, except to an entity which is controlled by the same parties which on the date hereof control Gribipe or Zamora, as the case may be.

17.  Time shall be of the essence of this Agreement.

18. Each of the parties shall execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to complete the transactions described in this Agreement.

19. This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. Facsimile copies of this Agreement shall have the same validity as the originals hereof.

20. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, contains the sole and entire agreement among the parties with respect to the matters covered hereby and shall not be altered or amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

                                        COMPANIA MINERA GRIBIPE, S.A.



                                        By:    /s/ ESTEFANO ISAIAS DASSUM
                                            ---------------------------------
                                              Estefano Isaias Dassum


ZAMORA GOLD CORP.
hereby accepts and agrees to the
foregoing terms and conditions
this 24th day of April, 1998.



By:   /S/ MICHAEL B. RICHINGS
    ------------------------------------------
      Michael B. Richings
      President and Chief Executive Officer


VISTA GOLD CORP.
hereby confirms the representations,
warranties and covenants made by
it in section 10 of this Agreement
this 24th day of April, 1998.


By:   /S/     MICHAEL B. RICHINGS
    ------------------------------------------
      Michael B. Richings
      President and Chief Executive Officer

                                  SCHEDULE "A"

                                   [GRAPHIC]

                                  SCHEDULE "B"

          SUBSIDIARY                               CONCESSION
          ----------                               ----------
     Compania Minera Real Minreal S.A.       Mina Real
                                             Mina Real 1

     Compania Minera del Austro S.A.         Campanilla
                                             Campanilla 1

     Comcumaysa Compania Minera              Wintza 1
      Cumay del Ecuador S.A.                 Wintza 2
                                             Pamela
                                             Paula
                                             Rocio
                                             Nogal
                                             Zamora 1
                                             Zamora 2
                                             Zamora 3
                                             Zamora 4
                                             Carina
                                             Katy

                                July 8, 1998

Zamora Gold Corp.
Suite 3000
370 Seventeenth Street
Denver, CO

ATTN: Mr. Michael B. Richings

     FIRST AMENDMENT TO THE AGREEMENT DATED APRIL 24, 1998

     Compania Minera Gribipe, S.A. ("Gribipe") and Zamora Gold Corp. ("Zamora") hereby agree to amend the agreement (the "Agreement") dated April 24, 1998, a copy of which is annexed hereto as Schedule "1", as set forth below. All capitalised terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Agreement,

1. Zamora acknowledges that the Nambija Concession Interest was subject to an option (the "Northfield Option") pursuant to a Mining Purchase Option Contract (the "Northfield Agreement") between Northfield Mining Limited ("Northfield") and Gribipe, true copies of which in both the English and Spanish languages have been provided by Gribipe to Zamora. Gribipe hereby represents and warrants to and covenants and agrees with Zamora that:

     (a) To the best of its knowledge, the Northfield Agreement and the Northfield Option contained therein have been legally and validly terminated in accordance with the terms of the Northfield Agreement and in accordance with the laws of Ecuador applicable thereto;

     (b) Neither Northfield nor any other person has any right or interest or option to acquire an interest, or any other right, agreement or entitlement capable of becoming a right or interest or option to acquire an interest of any kind, in or to the Nambija Concession Interest or in the Nambija Concession or in the Joint Venture Agreement signed July 11, 1995 between Gribipe and the Cooperativa de Produccion Minera relating to Nambija 1, other than said Cooperativa de Produccion Minera; and

     (c) Gribipe will diligently defend, at its sole expense, any claim against Gribipe, Zamora, or any of their respective affiliates or subsidiaries, by Northfield arising out of the termination by Gribipe of the Northfield Agreement and the Northfield Option contained therein and agrees to indemnify and hold harmless Zamora and its affiliates and subsidiaries for and against all costs, expenses, claims,

Zamora Gold Corp.
Page 2
July 8, 1998


          losses, demands and damages which Zamora or any of its affiliates and subsidiaries may suffer or incur as a result of the said termination of the Northfield Agreement and the Northfield Option, or any suit, claim, action, arbitration or other proceeding brought or made by or on behalf of Northfield in connection with the Northfield Agreement, the Northfield Option, the Nambija Concession Interest or the Nambija Concession.

2. Zamora acknowledges that Gribipe has commenced an arbitration proceeding in Ecuador against Northfield seeking to collect unpaid payments due by Northfield. Notwithstanding anything herein to the contrary, in the event that there is a final determination ("Final Determination"), from which no further appeal can be made, in the current arbitration proceeding between Gribipe and Northfield or in any other legal proceeding or claim commenced by Gribipe or Northfield in relation thereto, the parties agree as follows:

     (a) if the Final Determination sets aside the termination by Gribipe of the Northfield Agreement and the Northfield Option contained therein, Zamora agrees that the transfer of the Nambija Concession Interest by Gribipe to a subsidiary of Zamora pursuant to the Agreement (in this paragraph 2, the term Zamora shall be deemed to include such subsidiary) will remain subject to the rights of Northfield under the Northfield Agreement and the Northfield Option, and Zamora agrees to assume the Northfield Agreement and perform the obligations of Gribipe thereunder, and Gribipe will not be liable to Zamora for damages as a result of such determination, provided that (i) if any consents are necessary from Northfield or otherwise to transfer the Northfield Agreement to Zamora any such consents are first obtained (ii) no modifications of the terms of the Northfield Agreement or the Northfield Option have been made without Zamora's consent and (iii) Gribipe executed all necessary documents to transfer its rights under the Northfield Agreement to Zamora;

     (b) if the Final Determination requires the payment of monies to Northfield for damages as a result of the unlawful termination of the Northfield Agreement or the Northfield Option, Gribipe will be solely responsible for such damages;

     (c) if the Final Determination (i) nullifies the conveyance of the Nambija Concession Interest to Zamora, and Northfield does not consent to the transfer of the

Zamora Gold Corp.
Page 3
July 8, 1998


          Nambija Concession Interest and the Northfield Agreement to Zamora, or (ii) sets aside the termination as described in (a) above and any necessary consents to the transfer of the Northfield Agreement are not obtained, or if the terms of the Northfield Agreement are amended without Zamora's consent, then Zamora will release in favor of Gribipe all of its right, title and interest, if any, in and to the Nambija Concession interest and Zamora and Gribipe will negotiate in good faith as to the manner in which Zamora will be compensated and the amount of such compensation and, if they are unable to reach agreement, such compensation shall be determined by arbitration under the rules of the British Columbia International Commercial Arbitration Centre. The appointing authority shall be the British Columbia International Arbitration Centre. The case shall be administered by the British Columbia International Arbitration Centre in accordance with "Procedures for Cases under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada and the language to be used in the arbitration shall be English. All disputes shall be heard by three arbitrators.

3. Zamora and Vista Gold make the following additional representations and warranties to and covenants in favor of Gribipe and acknowledge that Gribipe is relying upon the following representations, warranties and covenants, in additions to the ones contained in the Agreement:

     (a) Zamora is the sole registered and beneficial owner of 100% of the issued and outstanding shares of F.V. International Acquisition Corporation ("FV"), and no person has any right, agreement or options, present or future, contingent or absolute, for the issue or allotment of any shares in the capital of FV or any other security convertible into or exchangeable for any such shares. FV is duly organized and in good standing under the laws of the Commonwealth of Barbados.

     (b) FV is the sole registered and beneficial owner of 100% of the shares of Cumcumaysa Compania Minera Cumay del Ecuador, S.A. ("Cumcumaysa"), and no other person has any right, agreement or option, present or future, contingent or absolute, for the issue or allotment of any shares in the capital of Cumcumaysa or any other security convertible into or exchangeable for any such share. Cumcumaysa is the registered holder and beneficial owner of the shares of the subsidiaries of Zamora set forth in

Zamora Gold Corp.
Page 4
July 8, 1998


          Schedule "A" to the Agreement in the percentages of all outstanding shares therein set forth.

     (c) As of the Closing, the Shares will have been duly and validly allotted for issuance and, upon receipt by Zamora of the consideration therefor from Gribipe, will be duly and validly issued to Steady Reserves SDN BHD as fully paid and non-assessable common shares in the capital of Zamora. As of the Closing, the Warrants and the Options will have been duly and validly issued and granted, respectively, and the common shares in the capital of Zamora issuable upon the exercise of the Warrants and the Options have been duly and validly allotted for issuance and, upon the exercise of the Warrants and/or the Options in accordance with their respective terms and receipt by Zamora of the exercise price therefor, will be duly and validly issued as fully paid and non-assessable common shares in the capital of Zamora.

     (d) As of the Closing all Outstanding Options will have been duly cancelled or have expired and, therefore, no person, other than Estefano Isaias and Gribipe, will have any right, agreement or option, present or future, contingent or absolute, for the issue or allotment of any common shares in the capital of Zamora or any other security convertible into or exchangeable for any such shares, anything in the Agreement to the contrary notwithstanding. Without limitation, there are no warrants for the purchase of shares in Zamora which are outstanding or which have been exercised but in respect of which the shares issuable upon such exercise remain unissued.

     (e) No shareholder of Zamora has provided Zamora with notice of its intention to exercise its right to dissent with respect to the continuation of Zamora to the Yukon Territory and the period for exercising any such rights to dissent has expired.

     (f) The mining concessions or interests owned by the subsidiaries of Zamora, as set forth in Schedule "B" to the Agreement, are owned free and clear of all mortgages, pledges or encumbrances of any kind whatsoever and all fees and patents due on account of such mining concessions to the Directorate of Mining in the Republic of Ecuador have been paid and there are no obligations of any kind currently due to any governmental authority in the Republic of Ecuador on account of such mining concessions or interests. All requirements in order for

Zamora Gold Corp.
Page 5
July 8, 1998


          the subsidiaries of Zamora to own and use such mining concessions and interests have been complied with as of the date hereof.

     (g) The subsidiaries of Zamora operating in the Republic of Ecuador have complied with all of their labor obligations, do not owe any salaries, wages or other monies to any of their employees, other than salaries or wages for the current period (which does not exceed two weeks), and have no obligations outstanding to the Ecuadorian Institute of Social Security.

4. Vista Gold hereby waives any rights it may have, under the provisions of paragraph 5.2 of the Private Placement Subscription Agreement between Vista Gold (f/k/a Granges Inc.) and Zamora dated August 25, 1995, to acquire any of the Shares or Warrants being issued to Gribipe, or the shares issuable upon exercise of the Warrants, or any of the shares which may be issued to Estefano Isaias upon exercise of the Options.

5. At the time of the Closing, Zamora and Vista Gold shall provide to Gribipe certificates executed by their respective Chief Executive Officers and Vice Presidents Finance certifying the following matters:

     (a) The representations and warranties of Zamora and Vista Gold, respectively, contained in the Agreement, as amended hereby, are true and correct as of the closing date, and Zamora and Vista Gold, respectively, have complied with all of the covenants and satisfied all of the terms and conditions of the Agreement on their part to be complied with or satisfied at or prior to the Closing.

     (b) Since December 31, 1997, and as of the Closing Date, there has been no material adverse change in the business, financial condition, operations, assets, liabilities (contingent or otherwise), capital or prospects of Zamora or any of its subsidiaries, except as disclosed in writing to Gribipe prior hereto.

     (c) Having carried on such proper searches and investigations as are reasonable and prudent in the circumstances, neither Zamora nor any of its subsidiaries has any undisclosed contingent liability that is material to Zamora.

     (d) No order ceasing or suspending trading in any securities of Zamora or prohibiting the issuance of the Shares to be

Zamora Gold Corp.
Page 6
July 8, 1998


          issued to Gribipe has been issued and no proceedings for such purpose are pending or, to their knowledge, threatened.

6. Paragraph 2 of the Agreement is amended to provide that the Closing shall take place no later than July 8, 1998.

7. Clause (i) of paragraph 13 of the Agreement is deleted in its entirety and replaced by the following:

               "(i) after the closing, the aggregate of all such payments, as are then outstanding and owing to Gribipe, shall, at Gribipe's option, be repaid by Zamora to Gribipe or shall be credited against the exercise price of the Options or the exercise price of the Warrants."

8. Gribipe hereby directs Zamora to issue the Shares and Warrants to its wholly-owned subsidiary, Steady Reserves SDN BHD ("Steady"). The Shareholders Agreement shall be entered into by Steady with Vista Gold. Gribipe waives the requirement under paragraph 6(a) of the Agreement that Gribipe and Vista Gold enter into the Shareholders Agreement prior to the Annual General Meeting of Zamora and Gribipe and Vista Gold agree that the Shareholders Agreement shall be entered into at Closing.

9. Gribipe agrees to cause the resignation of Michael Bickers as President of Minreal to be made effective as soon as practicable after the Closing.

10. The Agreement, and this First Amendment to the Agreement, shall be construed and the powers therein and herein contained shall be administered, exercised and given effect to according to the laws of the Province of British Columbia and the rights and obligations of all parties thereunder and hereunder shall be regulated by the laws of the Province of British Columbia notwithstanding that any of the parties may now or at any future time be resident or domiciled elsewhere than in the Province of British Columbia. Each of the parties agrees to attorn to the jurisdiction of the courts of the Province of British Columbia.

11. The parties hereto agree that, except as amended hereby, the Agreement remains in full force and effect.

Zamora Gold Corp.
Page 7
July 8, 1998


12. This First Amendment to the Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. Facsimile copies of this First Amendment shall have the same validity as the originals hereof.

                                      COMPANIA MINERA GRIBIPE, S.A.

                                      By:  /s/ Pablo Antonio Dicindio S.
                                         --------------------------------------
                                      Name: Pablo Antonio Dicindio S.
                                           ------------------------------------
                                      Title: Gerente General
                                            -----------------------------------

ZAMORA GOLD CORP. hereby accepts
and agrees to the foregoing terms
and conditions this 8th day of
July, 1998

By: _______________________________
    Michael B. Richings, President
     and Chief Executive Officer

VISTA GOLD CORP. hereby confirms the
representations, warranties and covenants made by it in Section 3, and accepts and agrees to the terms and conditions in Sections 4, 5, 6 and 8 of this First
Amendment to the Agreement dated
April 24, 1998

By: _______________________________
    Michael B. Richings, President
     and Chief Executive Officer

Zamora Gold Corp.
Page 8
July 8, 1998


12. This First Amendment to the Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. Facsimile copies of this First Amendment shall have the same validity as the originals hereof.

                                      COMPANIA MINERA GRIBIPE, S.A.

                                      By: __________________________________
                                      Name: ________________________________
                                      Title: _______________________________


ZAMORA GOLD CORP. hereby accepts
and agrees to the foregoing terms
and conditions this 8th day of
July, 1998

By:   /s/ Michael B. Richings
   ---------------------------------
    Michael B. Richings, President
     and Chief Executive Officer

VISTA GOLD CORP. hereby confirms the
representations, warranties and covenants made by it in Section 3, and accepts and agrees to the terms and conditions in Sections 4, 5, 6 and 8 of this First
Amendment to the Agreement dated
April 24, 1998

By:   /s/ Michael B. Richings
   ---------------------------------
    Michael B. Richings, President
     and Chief Executive Officer